GLENBROOK LIFE AND ANNUITY COMPANY
                          LAW AND REGUATION DEPARTMENT
                             3100 Sanders Road, J5B
                           Northbrook, Illinois 60062
                        Direct Dial Number (847) 402-2400
                            Facsimile (847) 402-3781

Michael J. Velotta
Vice President, Secretary
      and General Counsel

                                                             April 16, 2001

TO:      GLENBROOK LIFE AND ANNUITY COMPANY
         NORTHBROOK, ILLINOIS 60062

FROM:    MICAEL J. VELOTTA
         VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL

RE: FORM N-4 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 AND THE INVESTMENT COMPANY ACT OF 1940
         FILE NOS. 333-60337, 811-08911

With reference to the amended Registration Statement on Form N-4 filed by Glenbrook Life and Annuity Company (the "Company), as depositor, and Glenbrook Life Scudder Variable Account (A), as registrant, with the Securities and Exchange Commission covering the Flexible Premium Deferred Variable Annuity Contracts, known as the Scudder Horizon Advantage Variable Annuity ("Contracts"), I have examined such documents and such law as I have considered necessary and appropriate, and on the basis of such examination, it is my opinion that:

1. Glenbrook Life and Annuity Company is duly organized and existing under the laws of the State of Arizona and has been duly authorized to do business and to issue Contracts by the Director of Insurance of the State of Arizona.

2. The securities registered by the above Registration Statements when issued in the manner contemplated by the Registration Statement, are valid, legal and binding obligations of Glenbrook Life and Annuity Company.

I hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement.

Sincerely,



/s/ MICHAEL J. VELOTTA
-----------------------------------
Michael J. Velotta
Vice President, Secretary and
      General Counsel